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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in registration statement Nos. 33-20026, 33-20031, 33-42410, 33-42419 and 333-68157 of Mayor's Jewelers, Inc.
(formerly Jan Bell Marketing, Inc.) on Forms S-8 of our report dated March 23, 2001, except for the second paragraph of Note G, as to which the date is April 27, 2001, appearing in this Annual Report on Form 10-K of Mayor's Jewelers, Inc. for the year ended February 3, 2001.

/s/ Deloitte & Touche LLP

Miami, Florida
April 27, 2001